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                                                                    EXHIBIT 10.5


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Agreement") is made as of August 9, 1999, by and between CROWN CRAFTS, INC., a Georgia corporation (the "Company") and WACHOVIA BANK, N.A., a national banking association ("Wachovia") organized under the laws of the United States of America, acting as collateral agent under this Agreement for the Secured Parties (in its capacity as collateral agent, together with any successor collateral agent appointed pursuant to the Intercreditor Agreement (defined below), the "Collateral Agent").


                                    RECITALS:

         A. In order to secure the Wachovia Obligations, the Bank of America Obligations and the Prudential Obligations (collectively, the "Company Obligations"), the Company has executed this Agreement, which grants to the Collateral Agent a perfected and first priority security interest in the Collateral owned by it, subject to the terms of this Agreement and of the Intercreditor Agreement; and

         B. The Collateral Agent, Wachovia, Bank of America, and Prudential (individually a "Party" and collectively the "Parties") and the Company have entered into that certain Intercreditor Agreement dated as of the date hereof (as amended or otherwise modified from time to time, the "Intercreditor Agreement") and have agreed that the Company Obligations and all other Secured Obligations shall be equally and ratably secured pursuant to this Agreement, the Factoring Balances Agreement, the Mortgages and any other security agreement in favor of the Collateral Agent for the benefit of the Secured Parties (collectively, the "Collateral Documents"); the Parties desire that Wachovia shall be the Collateral Agent to act on behalf of all Parties regarding the Collateral, all as more fully provided in the Intercreditor Agreement; and the Parties have entered into the Intercreditor Agreement to, among other things, further define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship between the Parties regarding their interests in the Collateral.
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                                  AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, the parties hereto agree as fol lows:


                                  DEFINITIONS

         In addition to the definitional provisions contained in Section 5.10 hereof, as used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

                  "Account Debtor" means the Person who is obligated with respect to payment on any of the Collateral.

                  "Actionable Default" has the meaning set forth in the Intercreditor Agreement.

                  "Approved Depository" means either (a) the Collateral Agent or (b) another depository bank which is acceptable to the Collateral Agent, with whom the Collateral Agent has entered into an agreement satisfactory to it and pursuant to which, among other things, the Approved Depository: (i) agrees to waive any right of setoff with respect to the Collateral, the Cash Collections and the Cash Deposits; (ii) acknowledges and agrees that the Collateral Agent has a security interest in the Collateral, and that it is the bailee of the Collateral Agent with respect thereto; and (iii) agrees that, upon notice from the Collateral Agent of an Actionable Default, it will act strictly in accordance with the instructions of the Collateral Agent with respect to deposit balances of the Company held by it, including, without limitation, any instructions of the Collateral Agent to remit such balances to it, and not in accordance with any instructions of the Company, or any other Person.

                  "Bank of America" means Bank of America, N.A.

                  "Bank of America Credit Agreement" means that certain Revolving Credit Agreement dated as of even date with this Agreement, between Bank of America and the Company, as it may be hereafter amended or modified from time to time.


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                  "Bank of America Loan Documents" means (i) the Bank of
America Credit Agreement and the promissory notes issued in connection therewith, and (ii) all other instruments, documents and agreements executed and delivered in connection the foregoing item (i), as the foregoing may be hereafter amended or modified from time to time.

                  "Bank of America Obligations" means all indebtedness, liabilities and obligations now or hereafter owed by the Company to Bank of America under the terms of the Bank of America Loan Documents.

                  "Cash Collections" means all cash, checks, drafts, items and other instruments for the payment of money received by the Company from proceeds of Collateral.

                  "CITCSI" means The CIT Group/Commercial Services, Inc.

                  "Cash Deposits" means all deposits of Cash Collections with depository banks, including with the Approved Depositaries.

                  "Collateral" means and includes, with respect to the Company, all of its presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, general intangibles, investment property, leases, writings evidencing a monetary obligation or a security interest in or a lease of goods, equipment, fixtures, inventory and all other goods and personal property of all items and types; all rights to receive the payment of money or other consideration under the Factoring Balances Agreement and under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold, leased, licensed, assigned or otherwise disposed of, services rendered or to be rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof; all rights under or arising out of present or future contracts, agreements or general interests in merchandise which gave rise to any or all of the foregoing, including all goods; all claims (including commercial tort claims) or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise; all collateral security of any kind (including real property) given by any person with respect to any of the foregoing; all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to any of the foregoing and together with all returned or repossessed goods and all books, records, computer


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tapes, computer programs, computer hardware, and ledger books arising therefrom or relating thereto, all whether now owned or hereafter acquired or arising;
and all cash and non-cash proceeds and products of the foregoing; provided, however, that unless and until Disney Enterprises, Inc. has granted its prior written consent thereto, (i) the term "Collateral" as used herein shall not include any interest or right of the Company (other than as expressly provided in Section 9-318(4) of the UCC) in or to the Disney Agreement, or in or to any Articles (as defined in the Disney Agreement) covered thereby, and (ii) the Collateral Agent shall not have a security interest (other than as expressly provided in Section 9-318(4) of the UCC) in, or other type of lien on, the Articles or the License Agreement or any part thereof.

                  "Collateral Reserve Account" means any non-interest bearing, demand deposit account which the Company is or may be required to open and maintain with the Collateral Agent pursuant to the requirements of Section 3.1.11.

                  "Default Rate" means the highest rate of interest charged under the Wachovia Credit Agreement after the occurrence of a "default" or "event of default" thereunder, or if the Wachovia Credit Agreement has been terminated, under the Bank of America Credit Agreement or if the Bank of America Credit Agreement has been terminated, under the Prudential Note Agreement.

                  "Disney Agreement" means that certain License Agreement dated as of January 1, 1998, between Disney Enterprises, Inc. and the Company, as amended or otherwise modified from time to time.

                  "Enforcement Costs" means all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, attorneys' fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Collateral Agent in connection with (a) the collection or enforcement of any or all of the Secured Obligations or this Agreement (including, without limitation, attorneys fees incurred prior to the institution of any suit or other proceeding), (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, (c) the monitoring, inspection, administration, processing, servicing of any or all of the Secured Obligations and/or the Collateral, (d) the preparation of this Agreement, the Collateral Documents, and the preparation and review of lien and record searches, reports, certificates, and/or other documents or information relating from time to time to the taking, perfection, inspection, preservation, protection and/or release of a Lien on the Collateral, the value of the Collateral, or otherwise relating to the Collateral Agent's or any


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Secured Party's rights, powers and remedies under this Agreement or with respect to the Collateral, and (e) all filing and/or recording taxes or fees and all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees, the Company hereby agreeing to indemnify and save the Collateral Agent and the Secured Parties harmless from and against such liabilities.

                  "Event of Default" has the meaning set forth in the Intercreditor Agreement.

                  "Extraordinary Event of Default" means any Event of Default consisting of (i) the Company's failure to pay any of the Secured Obligations when due, whether at maturity, by acceleration, or otherwise (after giving effect to any applicable cure or grace period); (ii) the Company giving any material representation, warranty or other statement of fact contained herein or any other Transaction Document, and the same shall be false or misleading in any material respect when given; or (iii) the Company: being unable to pay its debts generally as they become due; filing a petition to take advantage of any insolvency statute; making an assignment for the benefit of its creditors; commencing a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; filing a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; becoming subject to an order, judgment or decree of a court of competent jurisdiction appointing a custodian, receiver, trustee, liquidator or conservator of the Company or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days; approving a petition filed against the Company seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within thirty
(30) days; becoming subject to the assumption by a court of competent jurisdiction of custody or control of the Company or of the whole or any substantial part of its properties, which control is not relinquished within thirty (30) days; subject to the commencement of any proceeding or petition against the Company seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of thirty (30) days; or taking any action to indicate its consent to or approval of any such proceeding or petition.


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                  "Factoring Balances Agreement" means the Assignment of
Factoring Balances Agreement dated as of even date herewith among the Company, the Collateral Agent, and CITCSI.

                  "Governmental Authority" means any nation or government, any state or other political subdivision or agency thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of any indebtedness or any guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Company and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Secured Parties or the Collateral Agent under any of the Transaction Documents or Collateral Documents or the ability of the Company to perform its respective obligations under any of the Transaction Documents or Collateral Documents, or (c) the legality, validity or enforceability of any of the Transaction Documents or Collateral Documents.

                  "Mortgages" means each mortgage, deed of trust, deed to secure debt and other Lien or security instrument relating to real property granted by the Company in favor of the Collateral Agent to secure the Secured Obligations from time to time.


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                  "Person" means and includes an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a Governmental Authority.

                  "Prudential" means The Prudential Insurance Company of
America.

                  "Prudential Note Agreement" means that certain Note and Private Shelf Facility Agreement dated as of October 12, 1995, between Prudential and the Company, as it has been and as it may be hereafter amended or modified from time to time.

                  "Prudential Note Documents" means (i) the Prudential Note Agreement, (ii) those certain $25,000,000 aggregate principal amount 10.77% Series A Senior Notes due 2005 issued by the Company to Prudential, and (iii) those certain $25,000,000 aggregate principal amount 10.06% Series B Senior Notes due 2005 issued by the Company to Prudential, as the foregoing have been and as they may be hereafter amended or modified from time to time.

                  "Prudential Obligations" means all indebtedness liabilities and obligations now or hereafter owed by the Company to Prudential under the terms of the Prudential Note Documents.

                  "Secured Obligations" means all Company Obligations, including, without limitation, all amounts at any time due or to become due from the Company to each of the Secured Parties severally, and all Secured Parties collectively, in connection with the performance of the Company's obligations hereunder, under the Transaction Documents and under the Collateral Documents, including, without limitation, principal, interest, premium, make-whole amount (if any), fees, letter of credit reimbursement obligations, the undrawn amounts of outstanding letters of credit, and other amounts due thereunder (including Enforcement Costs), together with all amounts due to the Collateral Agent under this Agreement, the Collateral Documents or the Intercreditor Agreement, including, without limitation, fees, expenses and indemnities owing to the Collateral Agent or any Secured Party, whether now or hereafter arising or existing.

                  "Secured Parties" means, individually and collectively, as the context shall require, (i) each of the Parties, and (ii) any other Person which shall have become a "Secured Party" pursuant to Section 22 of the Intercreditor Agreement, so long as such Person shall hold Secured Obligations of the Company.


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                  "Transaction Documents" has the meaning set forth in the
Intercreditor Agreement.

                  "UCC" means the Georgia Uniform Commercial Code.

                  "Wachovia Credit Agreement" means that certain Credit Agreement dated as of even date herewith between the Company and Wachovia, as it may be hereafter amended or modified from time to time.

                  "Wachovia Loan Documents" means (i) the Wachovia Credit Agreement and the promissory notes issued in connection therewith, (ii) each letter of credit issued by Wachovia for the account of the Company from time to time and each letter of credit application and reimbursement agreement executed by the Company relating thereto, (iii) each banker's acceptance and other similar drafts accepted for payment by Wachovia from time to time, and (iv) all other instruments, documents and agreements executed and delivered in connection with the foregoing items (i), (ii), and (iii), as the foregoing may be hereafter amended or modified from time to time.

                  "Wachovia Obligations" means all indebtedness, liabilities and obligations now or hereafter owed by the Company to Wachovia under the terms of the Wachovia Loan Documents.


                                   ARTICLE 1

                  SECTION 1.1 Grant of Security Interest. As security for the Secured Obligations, the Company hereby assigns, pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, and agrees that the Collateral Agent shall have a first priority (except as expressly provided herein or under the Transaction Documents) perfected and continuing security interest in all of the Collateral.

                  SECTION 1.2 Release. Except as provided in Section 3.1.10 below and Section 9 of the Intercreditor Agreement, the Collateral Agent shall have no right or obligation to release and/or terminate this Agreement, except upon both the performance of this Agreement and the indefeasible payment and/or performance of all Secured Obligations and the expiration and termination of any and all commitments or obligations (whether or not conditional) of the Secured Parties to the Company. Each of the Secured Parties agrees that it shall notify the Collateral Agent in writing promptly upon (i) the termination of any commitment or other obligations relating to financial accommodations with respect to the Secured Obligations owed to such Secured Party, and (ii) the payment in full of the Secured Obligations owed to such Secured Party. When all


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Secured Parties have so notified the Collateral Agent, the Collateral Agent shall reasonably cooperate with the Company to provide for such release and/or termination of this Agreement and the security interests granted herein.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 2.1 Representations and Warranties. The Company represents and warrants to the Collateral Agent as follows:

                  2.1.1 Place(s) of Business and Location of Collateral. Set forth on Exhibit A attached hereto and made a part hereof are (i) the address of the Company's chief executive office and principal place of business, (ii) each of its other places of business, (iii) each place owned or leased by the Company where the Collateral or any books or records relating thereto are located, and (iv) the Company's Federal Identification number.

                  2.1.2 Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except where the failure to qualify would not have or reasonably be expected to cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any such licenses, authorizations, consents and approvals could not have or reasonably be expected to cause a Material Adverse Effect.

                  2.1.3 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement (i) are within the Company's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any Governmental Authority, other than the filing of UCC-1 financing statements, and any similar filings required to perfect or protect the Lien granted hereunder, (iv) do not contravene, or constitute a material default under, any provision of applicable Laws or of the certificate or articles of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company, and (v) do not result in the creation or imposition of any Lien on any asset of the Company, other than under this Agreement or any of the Collateral Documents.


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                  2.1.4  Binding Agreements. This Agreement constitutes the
valid and binding agreement of the Company enforceable in accordance with its terms provided that the enforceability hereof is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                  2.1.5 Title to Collateral. The Company has good and marketable title to its properties and assets which are included among or give rise to the Collateral. Such properties and assets are subject to no Lien of any kind, except for the Liens of the Collateral Agent pursuant to this Agreement and the Collateral Documents, the liens of CITCSI arising under its Factoring Agreement with the Company permitted by this Agreement, or permitted by the Transaction Documents, and the Company has legal, enforceable and uncontested rights to use freely such property and assets.

                  2.1.6 Bona Fide Rights of Payment. Each right of payment constituting a part of the Collateral arises or will arise under a contract between the Company and each Account Debtor, or from the bona fide sale or delivery of goods to or performance of services for, such Account Debtor. No Governmental Authority is an Account Debtor with respect to any portion of the Collateral.

                  2.1.7 Recitals. The Recitals to this Agreement are true, accurately reflect the matters set forth herein and are hereby incorporated into and made a part of this Agreement.

                  SECTION 2.2 Survival of Representations and Warranties. All representations and warranties contained in or made under or in connection with this Agreement shall survive the execution of this Agreement and the incurring of any particular Secured Obligations.


                                   ARTICLE 3

                    COVENANTS AND AGREEMENTS OF THE COMPANY

                  SECTION 3.1 Covenants. So long as any of the Secured Obligations (or commitments therefor, if any) shall be outstanding, the Company agrees with the Collateral Agent, for itself and the Secured Parties, as follows:

                  3.1.1 Conduct of Business and Maintenance of Existence, Compliance with Laws, Etc. The Company will (i) do or cause to be done all things necessary to preserve and to keep in full force and effect


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its corporate existence and material rights and its franchises, trade names, patents, trademarks and permits which are necessary for the continuance of its business, and (ii) comply with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which would materially interfere with the performance of its obligations hereunder, or the Collateral Agent's interest in the Collateral.

                  3.1.2 Business Names and Addresses. Within the previous 5 years, the Company has not conducted business under or been legally known by any name and will not change its name to any other name other than those disclosed on Exhibit A attached hereto and made a part hereof.

                  3.1.3 Certain Notices. The Company will notify the Collateral Agent and each Secured Party: (a) not less than 30 days prior to (i) any change in the name or corporate structure under which the Company conducts its business, and (ii) the opening of any new place of business or any change in any of the places where the books and records concerning the Collateral, or any part thereof, are kept (and will provide to the Collateral Agent prior to any such change all financing statement requested by it in connection with such new place of business or location of books and records, as well as any other security instrument that the Collateral Agent may require be executed by the Company in order to constitute a Lien upon any new Collateral that may be located (as permitted under Section 3.1.9 hereof) in said new place of business or books and records); and (b) promptly, of (i) the commencement of any litigation affecting any of the Collateral or the title thereto or rights therein, other than arising out of disputes with Account Debtors pertaining to the Collateral, in an aggregate amount not in excess of $25,000 not covered by insurance, or (ii) the occurrence of any material casualty or other loss affecting any material portion of the Collateral.

                  3.1.4 Maintenance of the Collateral; Insurance. The Company will maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral which may materially impair the value or use thereof. The Collateral Agent and each Secured Party, or representatives designated by the Collateral Agent or such Secured Party, respectively, shall be permitted to enter the premises of the Company and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Company will promptly furnish to the Collateral Agent and each Secured Party all such additional information regarding the Collateral as the Collateral Agent or such Secured Party may from time to time reasonably request. The Company shall maintain insurance


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on the Collateral consisting of goods with such companies, in such amounts and against such risks as are consistent with industry standards, with loss payable to the Collateral Agent as its interests may appear. Such insurance shall not be cancelable by the Company, unless with the prior written consent of the Collateral Agent, or by the Company's insurer, unless with at least (i) 10 days advance written notice to the Collateral Agent in the event of a cancellation for nonpayment of premiums or other amounts, or (ii) 30 days advance written notice to the Collateral Agent in all other events.

                  3.1.5 Recordings and Filings. The Company shall: (a) execute and deliver all financing documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Collateral Agent, a first priority (subject to the express provisions hereof), perfected Lien in the Collateral, to the extent such Lien can be perfected under the UCC, in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) deliver such evidence as the Collateral Agent may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

                  3.1.6 Defense of Title and Further Assurances. At its expense the Company will defend the title to the Collateral (or any part thereof), and promptly upon request execute, acknowledge and deliver any financing statement, renewal, affidavit, assignment, continuation statement, security agreement, certificate, or other document the Collateral Agent may reasonably require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien granted to the Collateral Agent under this Agreement and its priority under the UCC. The Company will (i) comply in all material respects with all license agreements relating to any Collateral and, upon the request of the Collateral Agent, use commercially reasonable efforts to obtain and furnish to the Collateral Agent any consents from licensors to effect the purposes of this Agreement, (ii) deliver to the Collateral Agent in pledge all instruments evidencing the obligation to pay any of the Collateral not maintained or pledged with the Collateral Agent, and (iii) from time to time do whatever the Collateral Agent may reasonably request by way of obtaining, executing, delivering, and/or filing financing statements, and other notices and amendments and renewals thereof, and will take any and all steps and observe such formalities as the Collateral Agent may reasonably request, in order to create and maintain a valid Lien upon the Collateral, subject to no other Liens, except as permitted hereby or by the Transaction Documents. The Company agrees


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that a photocopy of a fully executed financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. The Company will comply in all material respects with all federal, state and local laws and regulations affecting the Collateral.

                  3.1.7 Security, etc. The Company agrees that the Collateral Agent may at any time take such steps as the Collateral Agent deems reasonably necessary to protect the Collateral Agent's Lien upon and interest in, and to preserve the Collateral, whether at the business premises of the Company or elsewhere.

                  3.1.8 Other Liens. The Company will not permit any Liens on or with respect to all or any part of the Collateral, except as expressly permitted hereby and by the Transaction Documents.

                  3.1.9 Location of Collateral. Except as expressly permitted elsewhere in this Agreement or except as may be permitted by the Transaction Documents, without prior written consent of the Collateral Agent, the Company will not transfer, or permit the transfer of any of the Collateral except (i) to a location for which the security interest in favor of the Collateral Agent therein shall remain perfected, (ii) to any other location so long as the Company shall give the Collateral Agent written notice thereof and deliver executed financing statements as reasonably requested by the Collateral Agent in connection therewith within 30 days of such transfer, and (iii) for Collateral with a book value of less than $50,000 to another location.

                  3.1.10 Disposition of Collateral. Without the prior written consent of the Collateral Agent, acting at the direction of the requisite Secured Parties pursuant to Section 6 of the Intercreditor Agreement, the Company will not sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, or any part thereof, except, prior to an Event of Default, (i) sales of inventory, discounts, co-op advertising, credits or credit allowances and payment extensions in the ordinary course of business in accordance with the customary business practices of the Company in effect on the date hereof, (ii) sales of accounts receivables to CITCSI from time to time so long as the Factoring Balances Agreement remains in effect, and (iii) as otherwise expressly permitted by the Transaction Documents. Upon the permitted sale, exchange or other disposition of any of the Collateral, the Lien created and provided for herein, without break in continuity and without further formality or act, shall continue in and attach to any proceeds thereof, including, without limitation, any accounts, contract rights, general intangibles, shipping documents,


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documents of title, bills of lading, warehouse receipts, dock warrants, dock receipts, equipment and cash or non-cash proceeds, and in the event of any unauthorized sale, shall continue in the Collateral itself.

                  3.1.11 Depository Accounts; Collections. (a) Promptly after receipt of notice from the Collateral Agent following the occurrence of an Event of Default (regardless of whether it is an Actionable Default), the Company will use its best efforts to cause all depositary banks in which Cash Collections are deposited to become Approved Depositaries.

                  (b) With respect to all Account Debtors other than CITCSI, promptly after receipt of notice from the Collateral Agent following the occurrence of an Event of Default (regardless of whether it is an Actionable Default): (i) the Company shall (x) deposit all Cash Collections either with the Collateral Agent or an Approved Depository and (y) cause each Account Debtor to remit all cash, checks, drafts, items and other instruments for the payment of money which it now has or may at any time hereafter receive as proceeds of the Collateral to the Collateral Agent; and (ii) the Collateral Agent shall have the right in its sole discretion to direct all Approved Depositaries to remit all Cash Deposits held by them to the Collateral Agent as often as the Collateral Agent may require and the Approved Depositaries are hereby authorized and directed to do so by the Company upon the Collateral Agent's direction. All amounts received by the Collateral Agent under this
Section 3.1.11(b) shall be deposited in a Collateral Reserve Account established by the Company upon the request of the Collateral Agent. During the existence of an Event of Default, the Company shall not be entitled to draw on the funds held by any Approved Depository without the prior written consent of the Collateral Agent. Any Cash Collections received by the Company after receipt of the notices set forth in this Section 3.1.11(b) shall be deemed to be held in trust for the benefit of the Collateral Agent and the Secured Parties as a part of the Collateral until forwarded to the Collateral Agent for deposit in the Collateral Reserve Account as required above. Unless and until an Actionable Default is in existence and subject to the provisions of Section 6 of the Intercreditor Agreement, the Collateral Agent will transfer on each Business Day collected amounts in the Collateral Reserve Account to the Company's operating account. During the existence of an Actionable Default, and subject to the provisions of Section 6 of the Intercreditor Agreement, (1) the Collateral Agent will apply collected amounts in the Collateral Reserve Account to the Secured Obligations pursuant to Section 7 of the Intercreditor Agreement, and (2) the Collateral Agent may, additionally, at any time in its sole discretion or if requested in writing by the requisite Secured Parties pursuant to Section 6 of the Intercreditor Agreement, direct Account Debtors (other than CITCSI) to make payments on the Collateral, or portions thereof, directly to the Collateral Agent, and such Account Debtors are hereby authorized and directed to do so by the Company upon the Collateral Agent's direction, and the funds so received shall be also deposited in the Collateral Reserve Account, or, at the election of the Collateral Agent, upon its receipt thereof, be applied directly to repayment of the Secured Obligations as set forth in the Intercreditor Agreement.

                  (c) With respect to CITCSI, promptly after receipt of notice from the Collateral Agent following the occurrence of an Extraordinary Event of Default (regardless of whether it is an Actionable Default): (i) the Company shall (x) deposit all Cash Collections from CITCSI either with the Collateral Agent or an Approved Depository and (y) cause CITCSI to remit all cash, checks, drafts, items and other instruments for the payment of money which it now has or may at any time hereafter receive as proceeds of the Collateral to the Collateral Agent; and (ii) the Collateral Agent shall have the right in its sole discretion to direct all Approved Depositaries to remit all Cash Deposits held by them to the Collateral Agent as often as the Collateral Agent may require and the Approved Depositaries are hereby authorized and directed to do so by the Company upon the Collateral Agent's direction. All amounts received by the Collateral Agent under this Section 3.1.11(c) shall be deposited in a Collateral Reserve Account established by the Company upon the request of the Collateral Agent. During the existence of an Extraordinary Event of Default, the Company shall not be entitled to draw on the funds from CITCSI held by any Approved Depository without the prior written consent of the Collateral Agent. Any Cash Collections received by the Company from CITCSI after receipt of the notices set forth in this Section 3.1.11(c) shall be deemed to be held in trust for the benefit of the Collateral Agent until forwarded to the Collateral Agent for deposit in the Collateral Reserve Account as required above. Unless and until an Actionable Default arising as a result of an Extraordinary Event of Default is in existence and subject to the provisions of Section 6 of the Intercreditor Agreement, the Collateral Agent will transfer on each Business Day collected amounts from CITCSI in the Collateral Reserve Account to the Company's operating account. During the existence of an Actionable Default arising from an Extraordinary Event of Default, and subject to the provisions of Section 6 of the Intercreditor Agreement, (1) the Collateral Agent will apply collected amounts from CITCSI in the Collateral Reserve Account to the Secured Obligations pursuant to Section 7 of the Intercreditor Agreement, and
(2) the Collateral Agent may, additionally, at any time in its sole discretion or if requested in writing by the requisite Secured Parties pursuant to Section 6 of the Intercreditor Agreement, direct CITCSI to make payments on the Collateral, or portions thereof, directly to the Collateral Agent, and the CITCSI is hereby authorized and directed to do so by the Company upon the Collateral Agent's direction, and the funds so received shall be also deposited in the Collateral Reserve Account, or, at the election of the Collateral Agent, upon its receipt thereof, be applied directly to repayment of the Secured Obligations as set forth in the Intercreditor Agreement.

                                   ARTICLE 4

                        RIGHTS AND REMEDIES UPON DEFAULT


                  SECTION 4.1 Rights and Remedies, etc.

                  4.1.1 General Rights and Remedies. If any Actionable Default is in existence, then, in each and every such case, the Collateral Agent may, at its option exercised from time to time, and at the written direction of the requisite Secured Parties will, subject to and as provided in Section 6 of the Intercreditor Agreement, at any time thereafter while such Actionable Default is continuing, exercise any rights, powers and remedies available to the Collateral Agent under this Agreement, the Intercreditor Agreement and applicable Laws.

                  4.1.2 Enforcement Costs; Application of Proceeds. The Company agrees to pay to the Collateral Agent all Enforcement Costs paid or incurred by the Collateral Agent. This agreement shall survive the termination of this Agreement and the Lien on the Collateral. All Enforcement Costs, together with interest thereon from the date of any demand therefor until paid in full at a per annum rate of interest equal at all times to the Default Rate, shall be paid by the Company to the Collateral Agent whenever demanded by the Collateral Agent.

         Any proceeds of the collection of the sale or other disposition of the Collateral will be applied by the Collateral Agent in accordance with the terms of Section 7 of the Intercreditor Agreement. If the sale or other disposition of the Collateral fails to satisfy all of the Secured Obligations, the Company shall remain liable to the Collateral Agent and the Secured Parties for any deficiency. Any surplus from the sale or disposition of the Collateral shall be paid to the Company or to any other party entitled thereto or shall otherwise be paid over in a manner permitted by law, after payment in full of all Secured Obligations and the Enforcement Costs related to any such payment.

                  4.1.3 Uniform Commercial Code and Other Remedies. Upon the occurrence of an Event of Default (and in addition to all of its rights, powers and remedies under this Agreement), the Collateral Agent shall have all of the rights, powers and remedies of a secured party under the

Georgia Uniform Commercial Code and other applicable laws. Upon such occurrence and demand by the Collateral Agent, the Company shall assemble the Collateral and make it available to the Collateral Agent, at a place reasonably convenient for such purpose as designated by the Collateral Agent. Upon an Actionable Default, the Collateral Agent or its agents may enter upon the Company's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it. Any written notice of the sale, disposition or other intended action by the Collateral Agent with respect to the Collateral which is sent by regular mail, postage prepaid, to the Company at the addresses set forth for notices herein, or such other address of the Company which may from time to time be shown on the Collateral Agent's records, at least 10 days prior to such sale, disposition or other action, shall constitute reasonable notice to the Company.

                  4.1.4 Power of Attorney. The Company hereby irrevocably designates and appoints the Collateral Agent its true and lawful attorney either in the name of the Collateral Agent or in the name of the Company, effective upon the occurrence and during the existence of an Actionable Default, to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittance for any and all sums owing or which may become due upon any part of the Collateral or under any insurance maintained in accordance with the Collateral Documents and, in connection therewith, to take any and all actions as the Collateral Agent may deem necessary or desirable in order to realize upon the Collateral or under any insurance maintained in accordance with the Collateral Documents, including, without limitation, power to endorse in the name of the Company any checks, drafts, notes or other instruments received in payment of or on account of the Collateral or under any insurance maintained in accordance with the Collateral Documents, or to sign the Company's name on any invoice or bill of lading relating to the Collateral, on notices of assignment, on public records, on verifications of Collateral and on notices to Account Debtors, or on any proof of claim in bankruptcy proceeding against an Account Debtor and any other obligor with respect to the Collateral, to send requests for verification from Account Debtors, to notify the post office authorities to change the address for delivery of the Company's mail to an address designated by the Collateral Agent and to receive, open and dispose of all mail addressed to the Company. Notwithstanding the foregoing, the Collateral Agent shall not be under any duty to the Company to exercise any such authority or power or in any way be responsible for the collection of the Collateral or under any insurance maintained in accordance with the Collateral Documents. The foregoing power of attorney, being coupled with an interest, is irrevocable until the Secured Obligations have been fully satisfied and any commitments therefor terminated. The Collateral Agent may file one or more financing statements disclosing its Lien in any or all of the Collateral without the Company's signature appearing thereon. The Company also hereby grants to the Collateral Agent a power of attorney to execute any such financing statement, or amendments and supplements to financing statements, on behalf of the Company without notice thereof to the Company, which power of attorney is coupled with an interest and is irrevocable until the Secured Obligations have been fully satisfied and this Agreement terminated.


                                   ARTICLE 5

                                 MISCELLANEOUS

                  SECTION 5.1 Course of Dealing; Amendment. No course of dealing between the Company and the Collateral Agent shall be effective to amend, modify or change any provision of this Agreement and this Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Collateral Agent (at the direction of the requisite Secured Parties, as required by the Intercreditor Agreement) and the Company. The Collateral Agent shall have the right at all times, subject to the rights of the Secured Parties under the Intercreditor Agreement, to enforce the provisions of this Agreement in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Collateral Agent in refraining from so doing at any time or times. The failure or delay of the Collateral Agent at any time or times to enforce the rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same.

                  SECTION 5.2 Waiver, Cumulative Remedies. Subject to the rights of the Secured Parties under the Intercreditor Agreement and the Company under the Collateral Documents and the Transaction Documents, the Collateral Agent may, on behalf of the Secured Parties:

                           (a) at any time and from time to time, execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Collateral Agent may specify in such written instrument, any of the requirements of this Agreement or any Event of Default hereunder and its consequences, provided, that any such waiver shall be for such period and subject and limited to such conditions as shall be specified in any such instrument and to the instance for which the waiver is given. In the case of any such waiver, the Company and the Collateral Agent shall be restored to their former positions prior to such Event of Default and shall have the same rights as they had hereunder. The rights, powers and remedies provided in this Agreement are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Collateral Agent shall determine, and are in addition to, and not exclusive of, rights, powers and remedies provided by applicable Laws.

                           (b) proceed against any of the Collateral without proceeding against the Company or other Person obligated under any of the Secured Obligations;

                           (c) without reducing or impairing the Secured Obligations of the Company and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Secured Obligations;

                           (d) without reducing or impairing the Secured Obligations of the Company and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) allow all or any of the Secured Obligations to arise after the date of this Agreement,
         (iii) waive any provision of this Agreement, (iv) exercise or fail to exercise rights of set-off or other rights, (v) accept partial payments or extend from time to time the maturity of all or any part of the Secured Obligations, and (vi) take or fail to take any action under this Agreement or against any one or more Persons obligated under the Secured Obligations.

The Company hereby waives and releases all claims and defenses against the Collateral Agent and the Secured Parties and/or with respect to the payment of or the enforcement of the Secured Obligations and the Collateral Agent's rights in the Collateral on account of any of the foregoing, except as to the Collateral Agent's and the Secured Parties' gross negligence or willful misconduct.

                  SECTION 5.3 Notices. All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given or made when so given or made in accordance with the Intercreditor Agreement.

                  SECTION 5.4 Management and Administration by Collateral Agent. The Collateral Agent shall not have any duty to the Company to pay for insurance, taxes, or other charges incurred in the custody, preservation, use or operation of, or in connection with the management of, any Collateral on which a Lien is granted in connection with this Agreement; provided, however, that the Collateral Agent may (in its sole discretion) pay such expenses. All such payments shall be part of the Secured Obligations and shall bear interest payable on demand by the Company from the date of any demand therefor until paid in full at the Default Rate.

                  SECTION 5.5 Waiver of Jury Trial; Consent to Jurisdiction. THE COMPANY (A) AND THE COLLATERAL AGENT IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT TO THE EXTENT PERMITTED BY LAW, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN FULTON COUNTY, GEORGIA, OF THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS FOR THE NORTHERN DISTRICT OF GEORGIA, FOR THE ENFORCEMENT OF THIS AGREEMENT, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN THE INTERCREDITOR AGREEMENT FOR THE GIVING OF NOTICE TO THE COMPANY. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE COLLATERAL AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY COLLATERAL AND AGAINST THE COMPANY PERSONALLY, AND AGAINST ANY ASSETS OF THE COMPANY, WITHIN ANY OTHER STATE OR JURISDICTION.

                  SECTION 5.6 Severability. In case one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any Laws, the validity, legality and enforceability of the remaining provisions contained herein shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby.

                  SECTION 5.7 Assignment, Etc. The Collateral Agent shall have the right to divulge to any actual or potential purchaser, assignee, transferee or participant of the Collateral and/or the Secured Obligations, or any part thereof all information, reports, financial statements and documents obtained in connection with this Agreement or otherwise. Notwithstanding anything contained herein, any confidentiality restriction agreed to by any person shall continue to be binding upon such person.

                  SECTION 5.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Collateral Agent and their respective successors and assigns, except that the

Company shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Collateral Agent.

                  SECTION 5.9 APPLICABLE LAW. THE COMPANY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA.

                  SECTION 5.10 Definitional Provisions. Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under generally accepted United States accounting principles consistently applied to the Company. Unless otherwise defined herein, all terms used herein which are defined by the Georgia Uniform Commercial Code shall have the same meanings as assigned to them by the Georgia Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. The captions, headings and titles to this Agreement and its sections, subsections and other parts are only for the convenience of the parties and are not part of this Agreement. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to this Agreement or to any one or more of the instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Company, any guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or otherwise in connection with any of the Secured Obligations and/or in connection with this Agreement shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                  SECTION 5.11 Continuing Enforcement of the Transaction Documents. If, after receipt of any payment of all or any part of the Secured Obligations of the Company to the Collateral Agent or any of the Secured Parties, the Collateral Agent is or any such Secured Parties are compelled or agree, for settlement purposes, to surrender such payment to any person or entity for any reason, then this Agreement and the other Collateral Documents, and the applicable Transaction Documents shall continue in full force and effect or be reinstated, as the case may be. The provisions of this Section 5.11 shall survive the termination of this Agreement and the other Collateral Documents, and the Transaction Documents and shall be and remain effective notwithstanding the payment of the Secured Obligations, the cancellation of the Security Agreement or any other Collateral Documents, or the Transaction Documents, the release of any security interest, lien or encumbrance securing the Secured Obligations or any other action which the Collateral Agent or any of the Secured Parties may have taken in reliance upon its receipt of such payment.

         IN WITNESS WHEREOF, the Company has executed and delivered this Agreement as of the day and year first written above.


                                    "COMPANY"

                                    CROWN CRAFTS, INC.                  (SEAL)



                                    By: /S/ Michael Bernstein
                                       ---------------------------------------
                                       Name: Michael Bernstein
                                       Title: President

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST WRITTEN ABOVE:


WACHOVIA BANK, N.A.,   (SEAL)
as Collateral Agent for the
Secured Parties



By: /s/ R.E.S. Bowen
   -------------------------------
   Name: R.E.S. Bowen
   Title: Assistant Vice President